First Ottawa Bancshares 8-K

Exhibit 99.1

First Ottawa Bancshares Announces Quarterly Earnings

Ottawa, Ill., October 25, 2011  -  First Ottawa Bancshares, Inc. (Pink Sheets: FOTB.PK) reported net income for the three months ended September 30, 2011, of $707,000, or $1.09 per common basic and diluted share, compared to net income of $397,000, or $.62 per common basic and $.61 per diluted share, for the three months ended September 30, 2010. During the nine months ended September 30, 2011, net income was $997,000, or $1.54 per common basic and diluted share, an 18.3% increase compared to $843,000, or $1.30 per common basic and diluted common share, during the first nine months of 2010.

“We are pleased with the performance of the Company in the first nine months of the year, especially as compared with the same period in 2010. We have been able to decrease nonperforming loans by $1.9 million, while maintaining adequate reserves and bearing increased expenses related to other real estate owned, and other nonperforming assets. Many of the items of income were non-recurring and are partially the result of improved asset quality, but provide us with the advantage of increased income, retained earnings, and capital,” said Company President, Jock Brown.

Net interest income before the provision for loan losses decreased by 0.2% to $2.3 million for the three months ended September 30, 2011 as compared to the same period in 2010.  Total interest and dividend income decreased $177,000 to $2.7 million for the three months ended September 30, 2011, compared to $2.8 million for the three months ended September 30, 2010.  This change was primarily the result of a decrease in interest income from loans to $2.1 million for the three months ended September 30, 2011 from $2.2 million for the same period a year earlier. This decrease was the result of a $3.8 million decrease in the year to date average principal balance of the loan portfolio compared to the prior year and loans repricing downward as mortgage interest rates remained historically low during 2010 and in the first nine months of 2011. In addition, interest income from interest bearing time deposits in other financial institutions decreased $40,000 for the third quarter of 2011 compared to the prior year. Total interest expense decreased to $386,000 for the three months ended September 30, 2011 from $558,000 for the same period ended September 30, 2010, which represents a 30.8% decrease. Decreased interest expense was primarily the result of lower rates paid on deposits. The $172,000 decrease in total interest expense partially offset the decrease in total interest income for the quarter resulting in a $5,000 decrease in net interest income for the third quarter in 2011 compared to the prior year.

During the third quarter of 2011, a $240,000 reversal of the provision for loan losses was recorded compared to a $270,000 expense during the third quarter of 2010. Year to date provision for loan loss was $160,000 in 2011 compared to $810,000 in 2010. The reversal of the provision was recorded based on improvements in the asset quality of the Company’s loan portfolio. As of September 30, 2011, the allowance for loan losses totaled $2.9 million, or 2.14% of total loans, which has decreased from $3.4 million, or 2.39% of total loans, as of December 31, 2010.  Nonaccrual loans decreased from $8.3 million at December 31, 2010 to $5.9 million at September 30, 2011. Nonperforming loans, including nonaccrual loans, decreased $1.9 million to $6.9 million over the same period. Management believes that these nonperforming loans are well collateralized or have specific reserves in place in the event of a collateral shortfall, which significantly reduces the Company’s exposure to losses on the credits.

 The Company’s noninterest income totaled $921,000 for the three months ended September 30, 2011 compared to $895,000 for the same period in 2010, an increase of $26,000 or 2.9%. The increase in noninterest income was primarily due to a $57,000 increase in trust and farm management fees, a $17,000 increase in security gains resulting from a net gain of $280,000 on the sale of investment securities in the third quarter of 2011 compared to a $263,000 net gain in the third quarter of 2010. Also contributing to the increase in noninterest income was a $60,000 increase in other income. These increases were partially offset by decreases in service fees on deposit accounts of $10,000, and a $98,000 decrease in mortgage service income compared to the same period in the prior year.

The Company’s noninterest expense was $2.4 million for the three months ended September 30, 2011 and $2.4 million for the same period in 2010. Salaries and employee benefits, the largest component of noninterest expense, increased $25,000, or 2.1%, to $1.2 million.  Other real estate owned expenses increased $45,000 to $172,000 in the third quarter of 2011 compared to 2010 due to increased expenses related to properties held and valuation losses on other real estate in 2011. Modest increases in professional fees of $28,000, and other expenses of $34,000 were offset by decreases in insurance expense of $65,000, data processing fees of $5,000, and occupancy and equipment expenses of $76,000. Insurance expense decreased primarily due to expected decreases in FDIC insurance for the current year. Property and equipment expenses decreased due to an impairment charge of $81,000 that was recorded for a former branch facility during the third quarter of 2010. In addition, income tax expense increased $235,000 from $136,000 in 2010 compared to $371,000 for the third quarter in 2011.

Total assets at September 30, 2011 decreased to $285.6 million from $285.8 million at December 31, 2010.  Total deposits at September 30, 2011 were $258.8 million, compared to $258.6 million at December 31, 2010. Total shareholders’ equity at September 30, 2011 and December 31, 2010 was $24.7 million and $23.0 million, respectively.

First Ottawa Bancshares, Inc. is a community-based bank holding company headquartered at 701 LaSalle Street, Ottawa, Illinois.  The Company serves the surrounding communities through its full-service commercial bank subsidiary, The First National Bank of Ottawa.  The Bank has four locations in Ottawa, a branch in Morris, two branches in Streator, a branch in Yorkville, and a loan production office in Minooka, Illinois. All information at and for the period ended September 30, 2011 has been derived from unaudited financial information.

Special Note Concerning Forward-Looking Statements

This press release contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist attacks, acts of war or threats thereof and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business, including the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations to be issued thereunder; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected outcomes of existing or new litigation involving the Company; and (x) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.